Exhibit 99.1

Autoliv appoints new President of Passive Safety

(Stockholm, December 18, 2015) – – – Autoliv, Inc. (NYSE: ALV, and SSE: ALIV sdb) the worldwide leader in automotive safety systems, has appointed Mikael Bratt as President of its Passive Safety business.

Mikael Bratt will assume his position with Autoliv during the first half of 2016. Mr. Bratt has spent almost 30 years with Volvo Group and is currently employed at Volvo Group as EVP Group Trucks Operations and is a member of the group executive management team. Prior to his current position, he served as Chief Financial Officer of the Volvo Group. In his current position, he manages a team of 35,000 people, 50 factories, 60 distribution centers and an annual turnover of approximately 18 BUSD.

As previously announced, George Chang, current President of Passive Safety, has decided to leave Autoliv to pursue other activities outside the automotive sector. To assist in the transition, he will remain in his current position until his successor joins Autoliv during the first half of 2016.

“I would like to welcome Mikael Bratt to Autoliv, his long industry experience from both financial and operational positions will add value and be important to Autoliv’s next development phase,” said Jan Carlson, Chairman, President and CEO, Autoliv.

Please see attached photo of Mr. Mikael Bratt

Inquiries:

Thomas Jönsson, GVP Corporate Communications, Autoliv Inc.	Tel +46-8-587 20 627

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has close to 80 facilities with more than 60,000 employees in 28 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2014 amounted to US $9.2 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, section C6	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Tel +1 (248) 794 4537
Tel +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc. World Trade Center Klarabergsviadukten 70, section C6 P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (8) 58 72 06 27 e-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Tel +1 (248) 794 4537 e-mail: ray.pekar@autoliv.com